HEI Exhibit 10.2

HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXECUTIVES’ DEFERRED COMPENSATION PLAN

PREAMBLE

The following sets forth the terms of the Executives’ Deferred Compensation Plan of Hawaiian Electric Industries, Inc., as amended. This Plan is an unfunded deferred compensation arrangement solely for executives of the Company and the Participating Subsidiaries.

ARTICLE I

EFFECTIVE DATE AND CERTAIN DEFINITIONS

1.1 The original effective date of the Plan was February 1, 1985. The Plan was amended and restated in its entirety effective for elections made on or after January 1, 1990 and was again amended and restated effective for elections made with regard to services performed on or after January 1, 1991. The Plan as amended and restated herein is effective as of the Effective Date.

1.2 The following terms as used herein shall have the indicated meaning unless a different meaning is plainly required by the context. Whenever appropriate, words used in the singular may include the plural and vice versa.

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

“Company” shall mean Hawaiian Electric Industries, Inc.

“Effective Date” shall mean January 1, 2009.

“Eligible Participant” shall have the meaning ascribed thereto in Article II of the Plan.

“Participating Subsidiaries” shall mean, collectively, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited.

“Plan” shall mean this Executives’ Deferred Compensation Plan of Hawaiian Electric Industries, Inc., as amended from time to time.

“Plan Administrator” shall mean the Vice President-Administration of the Company.

“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE II

ELIGIBILITY

Any executive who is employed by the Company or the Participating Subsidiaries and who is entitled to compensation under the HEI Executive Incentive Compensation Plan and/or the HEI Long-Term Incentive Plan (an “Eligible Participant”) shall be eligible to elect to participate in the Plan. The compensation earned under the HEI Executive Incentive Compensation Plan shall be referred to as the “annual incentive compensation award,” while the compensation earned under the HEI Long-Term Incentive Plan shall be referred to as the “long-term incentive compensation award.”

ARTICLE III

ELECTION TO PARTICIPATE IN THE PLAN

3.1 An Eligible Participant may at any time elect in writing on a form furnished by and filed with the Plan Administrator to participate in the Plan and thereby defer receipt of all or a specified portion of his or her annual and/or long-term incentive compensation award. The form for such election shall be substantially similar to the attached Form 1 or such other form as may be approved by the Plan Administrator. Once made, an election shall apply to all succeeding years unless revised or revoked pursuant to Section 3.3.

3.2 Such election shall be effective on the January 1 of the calendar year following the receipt of the election form by the Plan Administrator, with respect to any annual or long-term incentive compensation award earned during that calendar year and any succeeding year, except that an Eligible Participant who was not an Eligible Participant on the preceding December 31 may make an election, within 30 days of first becoming an Eligible Participant (or an eligible participant under any other plan that is aggregated with the Plan pursuant to Section 409A), to defer receipt of all or a specified portion of his or her annual and/or long-term incentive compensation award earned for the remainder of the calendar year (following submission of the election) in which he or she becomes an Eligible Participant (and succeeding calendar years, as applicable).

3.3 An Eligible Participant may at any time and from time to time in writing on a form furnished by and filed with the Plan Administrator change the terms of his or her election or terminate his or her participation in the Plan, effective as of the January 1 of the calendar year following the receipt of such form by the Plan Administrator with respect to any annual or long-term incentive compensation award earned on or after that effective date. Specimen forms for a revised election and for termination of participation are included, respectively, in the attached Forms 1 and 2, which Forms may be modified by the Plan Administrator, as he or she deems appropriate. However, all amounts deferred pursuant to the Plan prior to the effective date of such revised election or

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termination shall continue to be subject to the terms of the prior election by the Eligible Participant in effect when such amounts were credited under the Plan or any subsequent further deferral by the Eligible Participant effected in accordance with Section 409A.

3.4 An Eligible Participant who terminates his or her participation in the Plan shall not be eligible to participate again in the Plan until the January 1 following the January 1 on which his or her termination of participation takes effect.

ARTICLE IV

ACCOUNTS

4.1 The Company shall maintain book accounts on behalf of each Eligible Participant who elects to participate in the Plan. The amounts of incentive compensation to be deferred under this Plan, if any, shall be credited to the applicable Eligible Participant’s account as of the date such incentive compensation otherwise would have been paid. The Company does not intend to set aside any cash or other assets to fund these accounts. Payments shall be made from the general funds of the Company when due under the terms of this Plan. Nothing contained in the Plan and no action pursuant to the provisions of the Plan shall be construed to create a trust of any kind.

4.2 Amounts credited to an Eligible Participant’s deferred compensation account shall be credited each year with an amount equivalent to interest, compounded quarterly, at the annual rate commensurate with the prevailing interest rate on three-year certificates of deposit at American Savings Bank, F.S.B., as of January 1 of that year; provided, however, that the balance of the Eligible Participant’s deferred compensation account as of December 31, 1990 shall be credited annually with interest at the rate of 2.5 percent (2.5%) per quarter, compounded quarterly. Such accrued interest shall be payable to the Eligible Participant at the same time as the deferred compensation is paid to the Eligible Participant.

4.3 Whether or not the Company sets aside any funds or invests any funds in contemplation of its obligations hereunder, all amounts deferred pursuant to the Plan (including deferred compensation and interest thereon) shall remain part of the general funds of the Company and no Eligible Participant shall acquire any property interest in his or her account, stock, or other assets of the Company, his or her right being limited to receiving from the Company deferred payments measured as set forth in this Plan. This right is conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Eligible Participant acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

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4.4 Neither the account of, nor the right to receive payments under the Plan of, the Eligible Participant or his or her beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance and such account or right may not be subject to the debts, contracts, liabilities, engagements or torts of the Eligible Director or his or her beneficiary.

ARTICLE V

DISTRIBUTIONS

5.1 (a) Amounts deferred under the Plan shall be distributed in accordance with the written, irrevocable election of the Eligible Participant on a form furnished and filed with the Plan Administrator as provided in Article III. The Eligible Participant shall indicate when such payments are to commence and the form of distribution.

(b) Payments under the Plan will commence on the first business day of the calendar year selected by the Eligible Participant, but payments must commence (1) not later than the first business day of the calendar year following the Eligible Participant’s attainment of age 72 and (2) subject to (1) above, not earlier than the first business day of the calendar year which is at least five (5) full years after the date of the Eligible Participant’s initial deferral election.

(c) (1) Payments, at the Eligible Participant’s election, shall either be in a lump sum or in substantially equal annual installments over a period of years not exceeding ten years.

(2) The amount of the installment payments shall be determined as follows. The total amount of deferred income (deferred compensation and interest thereon) in the Eligible Participant’s account as of the elected payment commencement date will be paid in equal annual payments over the number of years elected. Each annual payment, other than the first payment, shall include an additional amount equal to interest, compounded quarterly, at the rate specified in Section 4.2, compounded quarterly, on the amount in the Eligible Participant’s account as of the December 31 preceding such payment.

(d) Notwithstanding the foregoing provisions of this Section 5.1, in the case of any Participant who is a specified employee within the meaning of Section 409A upon his or her separation from service within the meaning of Section 409A, any payment that is made by reason of such separation from service shall commence not earlier than six months after such separation from service.

5.2 (a) Upon the death of an Eligible Participant or former Eligible Participant, prior to the expiration of the period during which the deferred amounts are payable, the balance of the deferred amounts will be paid on the first business day of the calendar year following the year of death in one lump-sum to such person or persons designated by the Eligible Participant or former Eligible Participant in

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writing on a form furnished by and filed with the Plan Administrator. A specimen form for such beneficiary designation is included as part of Form 1, which Form may be modified by the Plan Administrator, as he or she deems appropriate. In the absence of such designation, the payment will be made to the Eligible Participant’s or former Eligible Participant’s estate.

(b) The amount payable on the first business day of the calendar year following an Eligible Participant’s or former Eligible Participant’s death shall be the dollar amount (deferred compensation plus interest) credited to his or her account as of the December 31 following his or her date of death.

5.3 In the event of an unforeseeable emergency (within the meaning of Section 409A) proven to the satisfaction of the Committee, an Eligible Participant or former Eligible Participant with an account under the Plan may receive an accelerated distribution of up to 50% of the amount credited to his or her account under the Plan, but not more than the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Eligible Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

5.4 Notwithstanding any other provision herein, neither the Plan nor the Company shall be obligated to make any payments hereunder unless and until all applicable requirements under federal, state and local laws have been fully met.

ARTICLE VI

AMENDMENT AND TERMINATION OF PLAN

6.1 The Plan may be amended from time to time by resolution of the Committee, but, except to the extent permitted under Section 409A, no such amendment shall permit amounts accumulated pursuant to the Plan prior to the amendment to be paid to an Eligible Participant prior to the time he or she would otherwise be entitled hereto.

6.2 The Plan will continue in effect until terminated by resolution of the Committee, but in the event of such termination, the amounts accumulated pursuant to the Plan prior to termination will continue to be subject to the provisions of the Plan as if the Plan had not been terminated.

ARTICLE VII

ADMINISTRATION OF THE PLAN

7.1 The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have the power to delegate specific responsibilities to any

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person or group of persons, and such person or group may serve in more than one such delegated capacity. Such delegations may be to employees of the Company or to other individuals, all of whom shall serve at the pleasure of the Plan Administrator and the Company, and if full-time employees of the Company or an affiliated company, without compensation. Any such person may resign by delivering a written resignation to the Plan Administrator. The Company shall pay all costs of administration of the Plan.

7.2 The Plan Administrator (or his or her delegate) has and may exercise such discretionary powers and authority as may be necessary or appropriate to carry out its functions under the Plan including, but not limited to, (i) deciding all questions that may arise under the Plan, (ii) interpreting the Plan and making all other determinations necessary or advisable for the administration of the Plan, and (iii) prescribing, amending and rescinding all rules and regulations to assure that the Plan complies with all applicable provisions of federal, state or local law. All interpretations, determination and actions by the Plan Administrator (or his or her delegate) shall be final, conclusive and binding on all parties.

ARTICLE VIII

MISCELLANEOUS

8.1 Nothing contained in the Plan shall be deemed to give any Eligible Participant a right to remain in the employment of the Company or a Participating Subsidiary.

8.2 If any person eligible to receive benefits under this Plan (a “payee”) is, in the opinion of the Plan Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Plan Administrator may direct payments to such other person, persons, or institutions who, in the opinion of the Plan Administrator, are then maintaining or having custody of such payee, until claims are made by a duly appointed guardian or other legal representative of such payee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.

8.3 Except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended, the laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.

8.4 All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed and furnished by the Plan Administrator, and shall be recognized only if properly completed, executed, and returned to the Plan Administrator or his or her agent.

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TO RECORD the adoption of this amended and restated Plan, Hawaiian Electric Industries, Inc. has caused this document to be executed this 28 day of October, 2008, effective as of January 1, 2009.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By	/s/ Patricia U. Wong
Its Vice President-Administration & Corporate Secretary

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HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXECUTIVES’ DEFERRED COMPENSATION PLAN

FORM 1—INITIAL OR REVISED ELECTION FORM

Instructions: This form is used to make an initial deferred compensation contribution and distribution election or revise an existing contribution or distribution election and/or beneficiary designation. If this is an initial deferral election, please check the initial election box and complete A B, C and D. If you wish to revise a contribution election, please check the revised contribution election box and complete E. If you wish to revise a distribution election, please check the revised distribution election box and complete F and G. If you only wish to change your beneficiaries, please check the revised designation of beneficiary box and complete that section.

This election will apply to all future Executive Incentive Compensation Plan (EICP) and Long-Term Incentive Plan (LTIP) compensation unless you revise or terminate this election no later than December 31 of the year prior to the year you want the revised or terminated election to take effect.

I am an executive at:

☐ Hawaiian Electric Industries, Inc.

☐ Hawaiian Electric Company, Inc.

☐ Maui Electric Company, Limited

☐ Hawaii Electric Light Company, Inc.

Participant Name

Address

Social Security No.	Date of Birth

TO:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

☐ INITIAL ELECTION (If this is an initial election, five years is the minimum deferral period provided that payments must commence not later than the first business day of the calendar year following your attainment of age 72.)

I hereby elect to participate in the Executives’ Deferred Compensation Plan (the “Plan”) of Hawaiian Electric Industries, Inc. (the “Company”) and agree to be bound by the terms and conditions of the Plan.

This election form relates to services rendered for plan years beginning January 1,         .

A.	I hereby elect to defer receipt of:

            % of my annual incentive compensation.

            % of my long-term incentive compensation.

            % of my annual and long-term incentive compensation.

B.	I hereby direct that such deferred amounts be paid in:

              A lump sum.

              Annual installments over a period of          years (not more than 10 years).

C.	I hereby direct that the distribution of such deferred amounts commence:

___	As of the first business day of the calendar year after I separate from service with the Company (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended), but not later than age 72 and, if I am a specified employee (within the meaning of such Section 409A of the Internal Revenue Code of 1986, as amended) when I separate from service, not earlier than six months following such separation from service to the extent required by such Section 409A.

___	As of the first business day of the calendar year after I attain age (not more than age 72).

Subject to the age 72 limitation, payment will not commence until at least five years after initial participation in the Plan.

D.	I hereby direct that in the event of my death prior to the distribution in full of my interest in the Plan that any unpaid balance be paid to:

Name	Relationship

Address

Social Security No.	Date of Birth

(If you name more than one primary beneficiary, each primary beneficiary will share your benefit equally.)

Name	Relationship

Address

Social Security No.	Date of Birth

☐ REVISED CONTRIBUTION ELECTION

I hereby elect to change my contributions to the Executives’ Deferred Compensation Plan (the “Plan”) of Hawaiian Electric Industries, Inc. (the “Company”) and agree to be bound by the terms and conditions of the Plan.

This election form relates to services rendered for plan years beginning January 1,         .

E.	I hereby elect to defer receipt of:

            % of my annual incentive compensation.

            % of my long-term incentive compensation.

            % of my annual and long-term incentive compensation.

☐ REVISED DISTRIBUTION ELECTION (Indicate Years of Deferral to Which this Revised Distribution Election Applies:                                           )

(If this is a revised distribution election, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, the election must be made at least twelve months before distribution would have otherwise commenced, and a minimum additional five year deferral period is required from the date of payment under the initial distribution election.)

F.	I hereby direct that such deferred amounts be paid in:

              A lump sum.

              Annual installments over a period of              years (not more than 10 years).

G.	I hereby direct that the distribution of such deferred amounts commence the first business day of the calendar year: .

☐ REVISED DESIGNATION OF PRIMARY BENEFICIARY

I hereby direct that in the event of my death prior to the distribution in full of my interest in the Plan that any unpaid balance be paid to:

Name	Relationship

Address

Social Security No.	Date of Birth

(If you name more than one primary beneficiary, each primary beneficiary will share your benefit equally.)

Name	Relationship

Address

Social Security No.	Date of Birth

This beneficiary designation revokes any and all other beneficiary designations under the Plan made prior to the date of this designation.

By signing below, I acknowledge that I have read and understood the foregoing.

Signed by		Date
Executive

Receipt acknowledged

Hawaiian Electric Industries, Inc.

By	Date

HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXECUTIVES’ DEFERRED COMPENSATION PLAN

FORM 2—TERMINATION OF ELECTION FORM

I am an executive at:

☐ Hawaiian Electric Industries, Inc.

☐ Hawaiian Electric Company, Inc.

☐ Maui Electric Company, Limited

☐ Hawaii Electric Light Company, Inc.

Participant Name

Address

Social Security No.	Date of Birth

TO:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

☐ TERMINATION OF ELECTION

(Indicate Date of Initial and Revised Elections )
Dates

Effective January 1,         , I hereby elect to terminate my participation in the Executives’ Deferred Compensation Plan. I understand that all amounts credited to my account under the Plan prior to such effective date of termination will remain subject to the terms and conditions of the Plan and will be paid to me or my beneficiary in accordance with my prior election(s).

By signing below, I acknowledge that I have read and understood the foregoing.

Signed by		Date
Executive

Receipt acknowledged

Hawaiian Electric Industries, Inc.

By	Date